Exhibit 21
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           Principal Subsidiaries of Global Payment Technologies, Inc.
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
                                                                 Jurisdiction         Percentage Ownership
       Name of Subsidiary                                       Incorporation           by the Registrant
--------------------------------------------------------     ------------------     ------------------------
Global Payment Technology Holdings (Proprietary) Limited        South Africa               4.99%

Global Payment Technologies Australia Pty. Ltd.                   Australia                  50%

Ecash Management Pty. Ltd.                                        Australia                  35%

Global Payment Technologies (Europe) Limited                    United Kingdom              100%

Abacus Financial Management Systems Limited                     United Kingdom               25%

Abacus Financial Management Systems Ltd., USA                    United States               80%